Exhibit 3.133

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO SECTION 17-217 OF

THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

CIVF I - TX1W02

This Certificate of Conversion converting CIVF I—TX1W02, LLC (the “LLC”) into CIVF I—TX1W02, L.P (the “LP”) dated as of February 9, 2004, has been duly executed and is being filed to convert the LLC into the LP under and the Delaware Revised Uniform Limited Partnership Act (6 Del.C § 17-101, et seq.) (and permitted under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.)).

1. The date on which the LLC was first formed is December 19, 2003.

2. The jurisdiction where the limited liability company was first formed is the State of Delaware, and such remains jurisdiction of the LLC as of the date hereof.

3. The name of the limited liability company immediately prior to the filing of this Certificate is CIVF I—TX1W02, LLC.

4. The name of the limited partnership as set forth in its Certificate of Limited Partnership filed in accordance with Section 17-217(b) is CIVF I—TX1W02, L.P.

5. The conversion is to be effective upon the filing of this Certificate and the Certificate of Limited Partnership.

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CERTIFICATE OF

LIMITED PARTNERSHIP

OF

CIVF I - TX1W02, L.P.

This Certificate of Limited Partnership of CIVF I—TX1W02, L.P., dated as of February 9, 2004, is being duly executed and filed by CIVF I—TX GP, LLC, a Delaware limited liability company, as its sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) to be the successor following conversion of CIVF I - TX1W02, LLC.

1.	Name: The name of the limited partnership formed hereby is CIVF I-TX1W02, L.P. (the “Partnership”).

2.	Registered Office: The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

3.	Registered Agent: The name and address of the registered agent for service of process on the Partnership in the State of Delaware is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

4.	General Partners: The name and mailing address of the sole General Parmer of the Partnership is:

CIVF I-TX GP, LLC

c/o Cabot Properties

One Beacon Street

Boston, Massachusetts 02108

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